EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of the 3rd day of August, 2000 (the "Effective Date"), by and among BARNES GROUP INC., a Delaware corporation (the "Buyer"), AVIATION SALES COMPANY, a Delaware corporation ("Parent"), AVIATION SALES MANUFACTURING COMPANY, a Delaware corporation ("ASMC"), AVS/KRATZ-WILDE MACHINE COMPANY, a Delaware corporation ("K-W"), and APEX MANUFACTURING, INC., an Arizona corporation ("Apex", and together with ASMC and K-W, the "Sellers"). The Buyer, each of the Sellers and the Parent are sometimes referred to herein individually as a "Party" and collectively as the "Parties" which shall mean a party hereto. Pursuant to
Section 10.4 Buyer may assign its rights and interests hereunder to one or more of its Affiliates; provided, however, that in the event of such an assignment, Buyer shall remain liable under this Agreement and shall guarantee all of such assignee's obligations hereunder (including the obligation to pay the Purchase Price).

                                    Recitals

         WHEREAS, the Sellers are engaged in the fabrication and machining of complex parts, components and assemblies for the aerospace or other industries (the "Business").

         WHEREAS, ASMC is a wholly-owned direct subsidiary of Parent and each of K-W and Apex is a wholly-owned indirect subsidiary of Parent.

         WHEREAS, to induce the Buyer to enter into this Agreement, the Parent wishes to join in this Agreement and to indemnify the Buyer in accordance with the provisions of Article 9 hereof.

         WHEREAS, the Buyer wishes to purchase and acquire from each of the Sellers, and each of the Sellers wishes to sell and transfer to the Buyer, certain assets relating to the Business, upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the Parties agree as follows.

                                    ARTICLE 1

                                   DEFINITIONS

         1.1 "Acquired Assets" means all right, title and interest in and to substantially all of the assets of each of the Sellers, tangible or intangible, relating primarily to the Business and, except for the Excluded Assets, shall include all of the Sellers' (a) real property, leaseholds and subleaseholds therein, improvements, fixtures and fittings thereon, and easements, rights-of-way and other appurtenances thereto (such as appurtenant rights in and to public streets), (b) tangible personal property (including without limitation, telephone, office and other equipment, Inventories, office and other supplies, furniture, computers and motor vehicles), (c) Intellectual Property, goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions,
(d) leases, subleases and rights thereunder for personal property, (e) the Assumed Contracts (including accounts, unbilled accounts receivable or other rights to receive money), (f) Cash, (g) claims, deposits, prepayments received by any of the Sellers prior to the Closing for services to be rendered by the Buyer, after the Closing, refunds, (h) causes of action, rights of recovery, rights of set off and rights of recoupment of any kind which relate to the Acquired Assets, (i) Governmental Authorizations, (j) books, records, files, ledgers, invoices, purchase orders, sales and service acknowledgements, documents, correspondence, business plans, projections and forecasts, other plans, drawings and specifications, technical information, creative materials, advertising and promotional materials, studies, reports, manuals, training materials and other printed or written materials, customer lists, (k) internet address(es), (l) all goodwill of the Business, and (m) all other property and rights of every kind and nature owned or held by any of the Sellers, in each case that relate primarily to the operation, maintenance, promotion or advertising of the Business. Section 1.1 of the Disclosure Schedules sets forth a detailed description of certain of the Acquired Assets.

         1.2 "Affiliate" means with respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" (including, with correlative meaning, the term "controlled by"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         1.3 "Affiliated Group" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

         1.4 "Assumed Contracts" shall mean those contracts, agreements and purchase orders listed in Section 2.2(a) of the Disclosure Schedule attached hereto.

         1.5 "Assumed Liabilities" means only those Liabilities: (a) expressly set forth on the Base Balance Sheet, (b) arising in the Ordinary Course of Business out of the conduct of the Business between the date of the Base Balance Sheet and the Closing Date, of the type accrued, disclosed or reserved against on the Base Balance Sheet and (c) the other Liabilities set forth in Section 1.5 of the Disclosure Schedule which are expressly accepted by Buyer on or prior to the Closing Date.

         1.6 "Base Balance Sheet" means the consolidated balance sheet of the Business reflecting the Acquired Assets and the Assumed Liabilities as at June 30, 2000 attached hereto as Exhibit A.

         1.7 "Business" has the meaning set forth in the Recitals above.

         1.8 "Buyer" has the meaning set forth in the preface above.

         1.9 "Cash" means cash, cash equivalents, marketable securities and short-term investments.

         1.10 "Closing" has the meaning set forth in Section 2.4 below.

         1.11 "Closing Date" has the meaning set forth in Section 2.4 below.

         1.12 "Closing Balance Sheet" has the meaning set forth at Section 2.3(c)(iii).

         1.13 "Code" means the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the Code or any successor law.

         1.14 "Consent" means any approval, consent, ratification, waiver or other authorization (including any Governmental Authorization).

         1.15 "Covington Property" means the real property and buildings located at 1512 Russell Street, Covington, Kentucky.

         1.16 "Defined Benefit Plan" has the meaning set forth in ERISA Section 3(35).

         1.17 "Disclosure Schedule" has the meaning set forth in Section 2.2(a) below.

         1.18 "Draft Closing Balance Sheet" has the meaning set forth at Section 2.3(c)(ii).

         1.19 "Effective Date" has the meaning set forth in the preface above.

         1.20 "Employee Benefit Plan" means: with respect to each of the Sellers, (i) any "employee benefit plan" as defined in Section 3(3) of ERISA (including any "multiemployer plan" as defined in Section 3(37) of ERISA), and
(ii) all other contracts, programs or arrangements to provide benefits, including: supplemental retirement, deferred compensation, excess benefit, profit sharing, bonus, incentive, stock purchase, stock ownership, stock option, stock appreciation right, employment, severance, salary continuation, termination, change of control, vacation, educational assistance, scholarships, moving expenses, holiday and any other fringe benefit plan, contract, program or arrangement, whether written or unwritten, qualified or nonqualified, funded or unfunded, and including any that have been frozen or terminated) maintained, contributed to or required to be contributed to during the current year and each of the most recent three plan years, by any of the Sellers or any of their ERISA Affiliates for the benefit of any employee, former employee, director, officer or independent contractor of any of the Sellers or under which any of the Sellers or their ERISA Affiliates has any liability with respect to any employee, former employee, director, officer or independent contractor of any of the Sellers.

         1.21 "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

         1.22 "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

         1.23 "Encumbrance" means any lien, pledge, mortgage, security interest, claim, charge or any other encumbrance, right or claim of any kind whatsoever, other than liens for Taxes not yet due and payable.

         1.24 "Environment" means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         1.25 "Environmental, Health and Safety Laws" means any Legal Requirement, currently in existence, that refers or relates to the Environment (including without limitation pollution or protection of the environment, emissions to the air, discharges to waters, use and management of hazardous or toxic substances, and management and disposal of solid or hazardous wastes), public health and safety (including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act, as amended (42 U.S.C.ss.ss. 9601 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C.ss.ss. 6901 et seq.), the Toxic Substances Control Act, as amended (15 U.S.C.ss.ss. 2601 et seq.), the Federal Clean Water Act, as amended (33 U.S.C.ss.ss. 1251 et seq.), and the Federal Clean Air Act, as amended (42 U.S.C.ss.ss. 7401 et seq.) and their implementing regulations, state counterparts of such statutes and regulations, and all statutes and regulations relating to the presence, use, production, generation, handling, transportation, treatment storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any Hazardous Materials), or employee health and safety.

         1.26 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, any successor statute thereto and all final or temporary regulations promulgated thereunder and generally applicable published rulings entitled to precedential effect.

         1.27 "ERISA Affiliate" means (a) any corporation included with the Sellers in a controlled group of corporations within the meaning of Section 414(b) of the Code, (b) any trade or business (whether or not incorporated) which is under common control with the Sellers within the meaning of Section 414(c) of the Code, (c) any member of an affiliated service group of which any of the Sellers is a member within the meaning of Section 414(m) of the Code, or
(d) any other Person treated as an affiliate of the Sellers under Section 414(o) of the Code.

         1.28 "Excluded Assets" means the assets of the Sellers set forth in
Section 1.28 of the Disclosure Schedule and all rights of Sellers arising under this Agreement.

         1.29 "Excluded Liabilities" means all Liabilities of the Sellers, which are not Assumed Liabilities.

         1.30 "Facilities" means any real property, whether held through leaseholds or owned, currently occupied by any of the Sellers and any buildings, plants, or structures thereon.

         1.31 "Fiduciary" has the meaning set forth in ERISA Section 3(21).

         1.32 "Final Purchase Price" has the meaning set forth at Section 2.3 below.

         1.33 "Financial Statements" has the meaning set forth in Section 3.4 below.

         1.34 "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         1.35 "Governmental Authorization" means any approval, consent, license, permit, franchise, order, registration, qualification, accreditation, waiver, variance, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         1.36 "Governmental Body" means any

                  (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign, or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                  (d) multi-national organization or body; or

                  (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         1.37 "Hazardous Materials" means any waste, material or other substance that is now defined, designated, or classified, or regulated as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any

Environmental, Health and Safety Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         1.38 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         1.39 "Intellectual Property" means (a) all inventions (whether patented or not patented, patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names including the Trade Names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         1.40 "Inventories" means all stock and inventories of finished goods, raw materials, works in process, parts and supplies of the Sellers.

         1.41 "IRS" means the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         1.42 "Knowledge" means actual knowledge of a particular fact or other matter following good faith investigation thereof. For purposes of this Agreement, knowledge of the Sellers and Parent shall only refer to the knowledge of Michael C. Brant, Jerry Horton, Tom Flessor, David Harris, and Rick Dehner.

         1.43 "Legal Requirement" means any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, rule, regulation, code, license, permit, standard, guideline, statute or treaty, including, without limitation, those applicable to any of the Sellers, the Acquired Assets, the Business or any of the Facilities.

         1.44 "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         1.45 "Minimum Net Worth" shall have the meaning set forth in Section 2.3(b).

         1.46 "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37) and Code Section 414(f).

         1.47 "Multiple Employer Plan" has the meaning set forth in ERISA
Section 210.

         1.48 "Net Worth" means the amount determined by subtracting from the amount of total assets of the Sellers reported on the Sellers' applicable consolidated balance sheet the amount of total liabilities on such balance sheet and the amount of the Excluded Assets (including without limitation due from Affiliates and any income tax accounts) on such balance sheet and adding the amount of Excluded Liabilities (including without limitation due to Affiliates and any income tax accounts) on such balance sheet.

         1.49 "Operative Documents" means this Agreement, its Exhibits and Schedules, and all other instruments, certificates and agreements required hereby and thereby.

         1.50 "Order" means any award, decision, injunction, judgment, order, decree, ruling, charge, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         1.51 "Ordinary Course of Business" As used in this Agreement, an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                  (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

                  (b) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations.

         1.52 "Parent" has the meaning set forth in the preface above.

         1.53 "Parent's Credit Facilities" means (i) the senior secured revolving credit facility dated as of May 31, 2000, as amended, among Parent and the lenders named therein and (ii) the lease dated December 17, 1998, as amended, for Parent's corporate headquarters, between Parent, as lessee, and First Security Bank, National Association, as trustee, as lessor.

         1.54 "Party" and "Parties" have the meanings set forth in the preface above.

         1.55 "PBGC" means the Pension Benefit Guaranty Corporation.

         1.56 "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company or partnership, a trust, a joint venture, an unincorporated organization or a Governmental Body (or any department, agency, or political subdivision thereof).

         1.57 "Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         1.58 "Prohibited Transaction" has the meaning set forth in ERISA
Section 406 and Code Section 4975.

         1.59 "Purchase Price" has the meaning set forth in Section 2.3.

         1.60 "Reportable Event" has the meaning set forth in ERISA Section
4043.

         1.61 "Sellers" has the meaning set forth in the preface above.

         1.62 "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

         1.63 "Taxing Authority" means any Governmental Body, domestic or foreign, having jurisdiction over the assessment, determination, collection, or other imposition of any Tax.

         1.64 "Tax Return" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         1.65 "Threatened" A claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made in writing or any notice has been given in writing.

         1.66 "Trade Names" has the meaning set forth in Section 3.10(c) below.

                                   ARTICLE 2

                                BASIC TRANSACTION

         2.1 Purchase and Sale of Assets. On and subject to the terms and conditions of this Agreement, at the Closing the Buyer agrees to purchase, accept and acquire from each of the Sellers and each of the Sellers agrees to sell, assign, transfer, convey and deliver to the Buyer, the Acquired Assets of such Sellers, free and clear of any Encumbrance other than the Assumed Liabilities, for the consideration specified in Section 2.3 below.

         2.2 Assumption of Contracts and Liabilities.

                  (a) Assumed Contracts. At Closing, the Assumed Contracts, as set forth in Section 2.2(a) of the disclosure schedule accompanying this Agreement (the "Disclosure Schedule"), will be assigned by each of the Sellers which is a party to such Assumed Contract to the Buyer (and/or the Buyer's designee, at the Buyer's discretion). To the extent that any of the Assumed Contracts are not assignable without the consent of a third party, this Agreement shall not, in and of itself, constitute an assignment or an attempted assignment of such Assumed Contract if such assignment or attempted assignment would constitute a breach thereof. Each of the Sellers shall obtain prior to the Closing Date all required consents to assignment from such third parties in accordance with Section 7.1(c) of this Agreement.

                  (b) Assumed Liabilities. Except for the Assumed Liabilities, the Buyer will not assume or have any responsibility with respect to any obligation or Liability whether now existing or arising hereafter, of any of the Sellers or with respect to the Acquired Assets, the Facilities or the Business.

         2.3 Payment of Purchase Price. In full consideration for the performance of this Agreement by the Sellers and the transfer and delivery to the Buyer of the Acquired Assets, the Buyer agrees, subject to the terms, conditions and limitations set forth in this Agreement, (i) to pay to each of the Sellers (and to the extent required in subsection (a) below, to the Escrow Agent) at the Closing, by wire transfer of immediately available funds, the aggregate consideration of $41,000,000 (the "Cash Purchase Price"), and (ii) to assume the Assumed Liabilities (such assumption, together with the Cash Purchase Price shall constitute the "Purchase Price").

                  (a) Escrow and Post-Closing Adjustment of the Cash Purchase Price. At the Closing, $1,000,000 of the Cash Purchase Price (the "Escrowed Funds") shall be placed in escrow with an escrow agent (the "Escrow Agent") reasonably satisfactory to the Buyer and the Parent pursuant to an escrow agreement reasonably satisfactory to the Buyer and Parent. The Escrowed Funds shall be interest bearing and shall be disbursed in accordance with the terms set forth in Section 2.3(c) below.

                  (b) The Sellers and Parent hereby agree that the consolidated Net Worth of the Business set forth on the Base Balance Sheet is $50,285,198 (the "Minimum Net Worth") and that such Minimum Net Worth shall be used to calculate the Minimum Net Worth test.

                  (c) The determination of whether Sellers have satisfied the Minimum Net Worth test shall be determined as follows:

                           (i) Each of the Sellers will take a wall to wall
physical count of their respective Inventories. Such count shall begin no later than 20 days following the execution of this Agreement and shall be completed by not less than five days prior to the Closing Date. Such count shall apply methods consistent with the Sellers' past practice, (including utilizing inventory costing utilizing standards or actual costs as applicable, used in the preparation of the Base Balance Sheet) as reflected in the Financial Statements and shall be adjusted as necessary and as agreed upon by the Parties to bring it forward to the Closing Date. The Buyer and its representatives may observe the count.

                           (ii) Within sixty (60) days following the Closing,
the Buyer shall prepare and deliver to each of the Sellers and Parent a final and unaudited consolidated balance sheet of the Business as at the Closing Date (the "Draft Closing Balance Sheet"). The Buyer shall prepare the Draft Closing Balance Sheet utilizing the same accounting principles, inventory costing standards and bases utilized in the preparation of the Base Balance Sheet previously delivered to the Buyer by the Sellers, and incorporating the results of the physical inventory conducted by the Sellers pursuant to Section 2.3(c)(i) above brought forward to the Closing Date. Each of the Parent and the Sellers shall cooperate fully with the Buyer in the preparation of the Draft Closing Balance Sheet.

                           (iii) The Sellers shall deliver to the Buyer within
sixty (60) days following its receipt of the Draft Closing Balance Sheet, a detailed statement describing its objections (based upon the comparison of the Base Balance Sheet and the Draft Closing Balance Sheet), and setting forth in reasonable detail each amount objected to. Failure by the Sellers to so object to the Draft Closing Balance Sheet shall constitute acceptance thereof, whereupon the Draft Closing Balance Sheet shall be deemed to be the "Closing Balance Sheet." The Buyer and each of the Sellers shall use their reasonable and good faith efforts to resolve any such objections, but if they do not reach a final resolution within thirty (30) days following the Sellers' delivery of their statement of objections, the Buyer and the Sellers shall settle the disagreement by retaining KPMG LLP to resolve any remaining objections. The determination of such accounting firm with respect to the disputed amount will be set forth in writing and shall be issued within forty-five (45) days of the date such accounting firm is retained. The Draft Closing Balance Sheet then shall be adjusted in accordance with such accounting firm's decision. The Draft Closing Balance Sheet, as so adjusted, shall be the Closing Balance Sheet. Any decision by such accounting firm shall be final and binding upon the Parties, absent fraud or manifest error, and judgment may be entered thereon, upon the application of any Party, by any court having competent jurisdiction. The Buyer, on the one hand, and the Sellers, on the other hand, each shall bear the cost of preparing and presenting its case, and the fees and expenses of such accounting firm relating to this assignment will be shared equally by the Buyer and the Sellers.

                           (iv) At all times during the process referred to in
subsections (ii) and (iii) above, (A) the Buyer shall provide the Sellers, the Sellers' accountants, and KPMG LLP reasonable access during the Buyer's normal business hours to the books, records, facilities and employees of the Buyer, the Buyer's accountants and all work papers in connection with the Draft Closing Balance Sheet; provided, however, that any such access shall be allowed only in such manner as not to interfere unreasonably with the operation of the Buyer's business, and (B) the Sellers and the Parent shall, and shall cause the Sellers' and the Parent's independent accountants to, provide the Buyer, the Buyer's accountants and KPMG LLP, full access to the work papers in connection with the Base Balance Sheet, the Sellers' objections to the Draft Closing Balance Sheet and the books, records, employees of the Sellers.

                           (v) The procedure for payments to be made with
respect to the post-closing adjustment shall be as set forth below. Any amounts which are undisputed by the Parties after applying the analysis set forth in subsections (1), (2) and (3) below, shall be disbursed within one (1) business day of determination of such undisputed amount. Any disputed amounts shall be disbursed in accordance with subsection (4) below. To the extent the aggregate Net Worth of the Business as shown on the Closing Balance Sheet:

                                    (1) is more than $50,235,198.00 (the "Lower
Threshold") and less than $50,335,198.00 (the "Upper Threshold"), the Escrowed Funds shall be delivered to Sellers.

                                    (2) equals or exceeds the Upper Threshold,
the Escrowed Funds shall be delivered to Sellers and the Buyer shall pay to the Sellers an amount equal to the excess of the actual aggregate Net Worth as set forth on the Closing Balance Sheet over the amount of the Minimum Net Worth.

                                    (3) equals or is less than the Lower
Threshold, then Buyer shall receive from the Escrowed Funds such amount as is necessary to make up the difference between the Minimum Net Worth and the actual aggregate Net Worth as set forth on the Closing Balance Sheet and Sellers shall receive any remaining amounts in the Escrow Fund; provided that to the extent that additional funds are required beyond the Escrowed Funds to make up such difference, Sellers and Parent shall pay to Buyer such deficiency.

                                    (4) All payments required by this subsection
(v) shall be made by wire transfer in immediately available funds. Payments with respect to disputed amounts shall be made within two business days after resolution of the dispute and receipt of the Closing Balance Sheet, to an account designed by the Party to receive such funds. The Parties agree that instructions to Escrow Agent with respect to payments to be made from the Escrowed Funds shall be made by the Party to receive the Escrowed Funds, but that Escrowed Funds shall only be disbursed by Escrow Agent after the Party to receive the funds has certified to the Escrow Agent in writing (with a copy to the other Party) that the particular condition set forth in Section 2.3(c)(v) entitling such Party to all or a portion of the

Escrowed Funds has been satisfied and such other Party has been provided with the right, within two business days after it receives its copy of such notice, to object to such disbursement by written notice to both the Escrow Agent and the other Party; provided, however, that the failure to object shall provide the Escrow Agent with authority to release the funds to the Party requesting same. The parties shall agree to reasonable dispute resolution mechanisms in the escrow agreement. Sellers shall pay the fees of the Escrow Agent. Any interest earned on the Escrow Funds shall be paid to the Parties in proportion to the amount of Escrow Funds paid to such Party.

                                    (5) For purposes of this Agreement, the
"Final Purchase Price" shall be deemed equal to the Cash Purchase Price: (A) less amounts, if any, paid to Buyer pursuant to Section 2.3(c)(v)(3), or (B) plus amount, if any, paid to Sellers by Buyer pursuant to Section 2.3(c)(v)(2).

         2.4 The Closing. Subject to the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing), the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of McDermott, Will & Emery, 201 South Biscayne Boulevard, Suite 2200, Miami, FL 33131, or such other place as mutually agreed to by the Parties, commencing at 10:00 a.m. local time on: (a) the later of (i) August 31, 2000 or (ii) five (5) business days after receipt of all Government Approvals by the Buyer; or (b) such other date as the Parties may mutually determine (the "Closing Date"), in each case upon the terms and conditions provided in Sections 7.1 and 7.2.

         2.5 Closing Deliveries by the Sellers. At the Closing, each of the Sellers shall execute and deliver or cause to be delivered to the Buyer:

                  (a) The right to immediate possession of the Acquired Assets.

                  (b) A Bill of Sale in the form attached as Exhibit C, and such other instruments of transfer and conveyance as may reasonably be requested by the Buyer, in each case executed by a duly authorized officer of such Seller.

                  (c) Written consents of the lenders under each of Parent's Credit Facilities to the transactions set forth in this Agreement including without limitation the sale of the Acquired Assets.

                  (d) All consents of any Person, whether or not a party to this Agreement, which are necessary to effectuate the transfer of the Acquired Assets and the consummation of the transactions contemplated by this Agreement.

                  (e) Assignment and Assumption Agreements, in the form attached as Exhibit D, executed by a duly authorized officer of each of the Sellers with respect to the

Assumed Contracts from such Seller.

                  (f) Copies of the discharges or pay-off letters, as applicable, of all Encumbrances, UCC financing statements or other loan documents, if any, filed against the Sellers or the Acquired Assets and evidence of payment by each of the Sellers of all sales, transfer, use and documentary taxes, if any, payable in connection with the sale, transfer and delivery under the Operative Documents and, original executed copies of UCC termination statements with respect to any Encumbrances which have not been terminated prior to Closing.

                  (g) An (i) Estoppel and Consent Certificate in a form attached as Exhibit E; and (ii) Non-Disturbance Agreement on a form attached as Exhibit F, for any lease or sublease listed in Section 3.9(a) of the Disclosure Schedule executed by the landlord and any lender holding an Encumbrance in any such lease or sublease.

                  (h) Certificates issued as of a recent date by the Secretaries of State of the States of Delaware and Arizona, as applicable, certifying to the legal existence and active status of each of the Sellers and of the Parent.

                  (i) Certificates of the Secretary of each of the Sellers and the Parent, in form reasonably satisfactory to the Buyer, dated the Closing Date and certifying, respectively, as to (i) the incumbency and genuine signature of each of the Sellers' and the Parent's officers who executed the Operative Documents, and (ii) resolutions of each of the Sellers' and the Parent's board of directors and written consents of stockholders of each of the Sellers, respectively, authorizing as applicable (a) each of the Sellers to undertake the transactions contemplated hereunder, (b) the Parent to enter into this Agreement and to indemnify the Buyer in accordance with the provisions of Article 9 hereunder, and (c) their signatories to execute and deliver this Agreement and all other documents and instruments required to effect such transactions, such resolutions and consents having been duly adopted and being in full force and effect on the Closing Date.

                  (j) Certificates of the President of each of the Sellers and a duly authorized officer of the Parent, each dated the Closing Date and certifying that (i) the Sellers' and the Parent's representations and warranties contained in Article 3 are true and correct in all material respects as provided for in Section 7.1 on and as of the Closing Date with the same force and effect as though made on such date, and (ii) the covenants and agreements of the Sellers and the Parent to be performed on or before the Closing Date in accordance with this Agreement have been duly performed.

                  (k) Warranty deeds with respect to the Owned Real Estate other than the Covington Property.

                  (l) A lease in the form attached hereto as Exhibit G with respect to the Covington Property (the "Covington Lease"), executed by a duly authorized offer of K-

W.

                  (m) Such other agreements, instruments and documents as the Buyer may reasonably request to effect the transactions contemplated hereby.

         2.6 Closing Deliveries by the Buyer. At the Closing, the Buyer will execute and deliver, or cause to be delivered to each of the Sellers:

                  (a) The Cash Purchase Price pursuant to Section 2.3 hereof less that portion required to be delivered to the Escrow Agent under Section 2.3(a), which shall be so delivered.

                  (b) The Assignment and Assumption Agreements executed by a duly authorized officer of the Buyer.

                  (c) A Certificate issued as of a recent date by the Secretary of State of the State of Delaware certifying as to the legal existence and good standing of the Buyer.

                  (d) A Certificate of the Secretary of the Buyer (and in the event Buyer assigns its rights hereunder to any Affiliates in accordance with
Section 10.4 hereof, of such Affiliates), in form reasonably satisfactory to each of the Sellers, dated the Closing Date and certifying as to (i) the incumbency and genuine signature of each of the officers of the Buyer (and such Affiliates, if applicable) who executed the Operative Documents, and (ii) the resolutions of the Buyer's (and such Affiliates', if applicable) Board of Directors, authorizing the Buyer (and such Affiliates, if applicable) to undertake the transactions contemplated hereunder and authorizing the Buyer's (and such Affiliates', if applicable) signatories to execute and deliver this Agreement and all other documents and instruments required to effect such transactions, such resolutions having been duly adopted and being in full force and effect on the Closing Date.

                  (e) A Certificate of a Senior Vice President or Vice President of the Buyer dated the Closing Date and certifying that the representations and warranties of the Buyer contained in Article 4 are true and correct in all material respects as provided for in Section 7.2 on and as of the Closing Date with the same force and effect as though made on such date.

                  (f) The Covington Lease, executed by a duly authorized officer of the Buyer.

                  (g) Such other agreements, instruments and documents as Sellers and Parent may reasonably request to effect the transactions contemplated hereby.

                                   ARTICLE 3

          REPRESENTATIONS AND WARRANTIES OF EACH OF THE SELLERS AND THE

                                     PARENT

         As a material inducement to the Buyer to enter into the Operative Documents and to consummate the transactions contemplated thereunder, each of the Sellers and the Parent represent and warrant to the Buyer that the statements contained in this Article 3 (and in the applicable Sections of the Disclosure Schedule) are true and correct in all material respects as of the date of this Agreement and will be true and correct in all material respects at and as of the Closing. In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity or group of entities means any material event, change, condition or effect related to the financial condition, assets, business or results of operations of such entity or entities (taken as a whole) and any reference to a "Material Adverse Effect" or a "Material Adverse Change" with respect to any entity or group of entities means any event, change or effect that is materially adverse to the financial condition, assets, business or results of operations of such entity or entities (taken as a whole).

         3.1 Organization of the Sellers.

                  (a) Section 3.1 of the Disclosure Schedule contains a complete and accurate list for each of the Sellers of its name, its jurisdiction of incorporation, and its capitalization (including the identity of each stockholder and the number of shares held by each). Each of the Sellers and the Parent is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Sellers is duly qualified or licensed to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, require such qualification, except where failure to be so qualified or licensed would not, in the aggregate, have a Material Adverse Effect on the Sellers. Each of the Sellers has all requisite power and authority to own, lease and operate the properties and assets that it purports to own or use, to carry on its business as now conducted and to consummate the transactions contemplated by the Operative Documents.

                  (b) The Parent is the record and beneficial, direct or indirect, owner of all of each of the Sellers' issued and outstanding capital stock. Except as set forth in Section 3.1 of the Disclosure Schedule, none of the Sellers owns, either directly or indirectly, any interest or investment (whether debt or equity) in any corporation, partnership, joint venture, business trust or other entity.

         3.2 Authorization of Transaction.

                  (a) Each of the Sellers has all requisite power and authority (including full corporate power and authority) to execute and deliver the Operative Documents and to undertake its obligations thereunder and to consummate the transactions contemplated thereby. Without limiting the generality of the foregoing, the Board of Directors of each of the Sellers and the stockholder of each of the Sellers has duly authorized the execution, delivery and performance of this Agreement by each of the Sellers. Each of the Operative Documents to which each of the Sellers is a party constitutes a valid and binding agreement of such Seller, enforceable against such Seller in accordance with its terms subject to applicable bankruptcy, insolvency and other laws affecting creditors' rights generally, public policy and equitable principles generally. The Operative Documents are sufficient to transfer to and to vest in, and upon consummation of the transactions contemplated in Section 2.1, Sellers will have delivered to, the Buyer good and marketable title to the Acquired Assets, free and clear of all liabilities, obligations, Encumbrances and contingencies of any kind, except as set forth in this Agreement or in Section 3.2 of the Disclosure Schedule.

                  (b) The Parent has all requisite power and authority (including full corporate power and authority) to execute and deliver the Operative Documents, to undertake its obligations thereunder and to consummate the transactions contemplated thereby. Without limiting the generality of the foregoing, the Board of Directors of the Parent has duly authorized the execution, delivery and performance of this Agreement by the Parent. Each of the Operative Documents to which the Parent is a party constitutes a valid and binding agreement of the Parent, enforceable against the Parent in accordance with its terms subject to applicable bankruptcy, insolvency and other laws affecting creditors' rights generally, public policy and equitable principles generally.

         1.3 Noncontravention. The execution and delivery of the Operative Documents by each of the Sellers and the Parent, and the consummation of the transactions contemplated thereby (including the assignments and assumptions referred to in Article 2 above), (a) will not violate any provision of the Certificate of Incorporation, Articles of Incorporation or other similar charter document, or the Bylaws, of any of the Sellers or the Parent, (b) will not violate any statute, rule, regulation, order or decree of any Governmental Body by which any of the Sellers, their respective properties or assets, or the Parent is bound or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify any Governmental Authorization that is held by any of the Sellers or that otherwise relates to the Acquired Assets or the Business, and (c) will not result in a violation or breach of, or constitute a default under, any license, franchise, permit, indenture, agreement or other instrument to which any of the Sellers or the Parent is a party, or by which any of the Sellers or any of their properties or assets is bound, excluding from the foregoing clauses (b) and (c) violations, breaches or defaults which, in the aggregate, (i) would not prevent any of the Sellers or the Parent from performing their respective obligations under the Operative Documents or the consummation of the transactions contemplated thereby, and (ii) would not adversely affect the Buyer's post-Closing ownership, operation and maintenance of the Acquired Assets and conduct of the Business as conducted by the Sellers immediately prior to the Closing. Except for filings required under the HSR Act and as set forth in Section 3.3 of the Disclosure Schedule, none of the Sellers or the Parent is, and none of them will be, required to give any notice to, to make any filing or registration with, or obtain any Consent from, any Person in connection with the execution, delivery and complete performance of the transactions contemplated by the Operative Documents (including the assignments and assumptions referred to in Article 2 above), or the consummation or performance of the transactions contemplated thereby or in order for the transactions contemplated by the Operative Documents to be effective or to preserve any material right or benefit of the Sellers or the Business.

         3.4 Financial Statements. The Sellers have delivered to Buyer true and complete copies of (i) the unaudited consolidated balance sheet of the Sellers as at December 31, 1999, December 31, 1998 and December 31, 1997 and the related unaudited consolidated statements of income of the Sellers for the fiscal years ended December 31, 1999, December 31, 1998 and December 31, 1997 (collectively the "Unaudited Annual Financial Statements") and (ii) the unaudited consolidated balance sheet of the Sellers as at June 30, 2000 and the related unaudited consolidated statement of income for the 6 month period ended June 30, 2000 (the "Unaudited Interim Financial Statements" together with the Unaudited Annual Financial Statements, the "Financial Statements") and (iii) the Base Balance Sheet. The Financial Statements fairly present the financial condition and the results of operations of the Sellers as at the respective dates thereof, and for the periods referred to therein, and were prepared in accordance with GAAP.

         3.5 Conduct of the Business Subsequent to June 30, 2000. Since June 30, 2000, the Business has been carried on only in the Ordinary Course of Business, and there has not been any Material Adverse Change in any of the Sellers or the Business. Without limiting the generality of the foregoing, since June 30, 2000, except as disclosed in Section 3.5 of the Disclosure Schedule with respect to or in connection with the Business:

                  (a) None of the Sellers has sold, leased, transferred, assigned or otherwise disposed of any of their assets, tangible or intangible, other than inventory in the Ordinary Course of Business or other assets not exceeding $10,000 in the aggregate.

                  (b) None of the Sellers has entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) other than in the Ordinary Course of Business or involving more than $100,000 (whether or not in the Ordinary Course of Business).

                  (c) None of the Sellers has accelerated, terminated, modified or cancelled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) to which it is a party or by which it is bound other than in the Ordinary Course of Business or involving more than $100,000 (whether or not in the Ordinary Course of Business).

                  (d) None of the Sellers has suffered the imposition of any Encumbrance upon any of its assets.

                  (e) None of the Sellers has made any capital expenditure (or series of related capital expenditures) either involving more than $25,000 in the aggregate or outside the Ordinary Course of Business.

                  (f) None of the Sellers has made any capital investment in, any loan to, or any acquisition of, the securities or assets of any other Person (or series of related capital investments, loans and acquisitions).

                  (g) None of the Sellers has issued any note, bond or other debt security or created, incurred, assumed or guaranteed any indebtedness for borrowed money or for a capitalized lease obligation either involving more than $25,000 singly or $40,000 in the aggregate or for any obligation of the Parent or any of its Affiliates.

                  (h) None of the Sellers has delayed or postponed the payment of accounts payable or other Liabilities outside the Ordinary Course of Business.

                  (i) None of the Sellers has granted any extension of credit in the sale of products, collection of receivables or otherwise, other than in the Ordinary Course of Business.

                  (j) None of the Sellers has cancelled, compromised, waived or released any right or claim (or series of related rights and claims) other than in the Ordinary Course of Business or involving more than $50,000 (whether or not in the Ordinary Course of Business).

                  (k) None of the Sellers has granted any license or sublicense of any rights under or with respect to any Intellectual Property.

                  (l) None of the Sellers has authorized any change in its Certificate of Incorporation, Articles of Incorporation or other similar charter document.

                  (m) None of the Sellers has experienced any damage, destruction or loss (whether or not covered by insurance) to its property, reasonable wear and tear excepted.

                  (n) None of the Sellers has made any loan to, or entered into any other transaction with, any of its directors, officers and employees or any relative by blood or marriage thereof, or any of the Sellers' Affiliates.

                  (o) None of the Sellers has entered into any employment or compensation agreements other than in the Ordinary Course of Business, collective bargaining agreements or any consulting agreements or any other similar arrangements, written or oral, or modified the terms of any existing such contract or agreement.

                  (p) None of the Sellers has granted any increase in the base compensation of, or made any other change in employment terms for, any of its directors, officers or employees other than as required pursuant to written employment agreements or in the Ordinary Course of Business.

                  (q) None of the Sellers has adopted, amended, modified or terminated any bonus, profit-sharing, incentive, severance or other plan, contract or commitment for the benefit of any of its directors, officers and employees, or taken any such action with respect to any other Employee Benefit Plan.

                  (r) To the Knowledge of Sellers and Parent, there are no organizational efforts Threatened by or on behalf of any labor union or any representatives thereof with respect to the employees of any of the Sellers.

                  (s) None of the Sellers has made or pledged to make any charitable or other capital contributions exceeding $10,000 in the aggregate.

                  (t) None of the Sellers has engaged in any methods of billing and collection, purchase, sale, lease, management, equipment servicing or repair, accounting or operation outside the Ordinary Course of Business.

                  (u) None of the Sellers has agreed to do any of the foregoing.

         3.6 Undisclosed Liabilities.

                  (a) The Business does not have any Liability, except for: (i) Liabilities set forth on the face of the Base Balance Sheet; (ii) Liabilities which have arisen after June 30, 2000 in the Ordinary Course of Business; and
(iii) Liabilities which have arisen after June 30, 2000 outside the Ordinary Course of Business which are expressly set forth in Section 3.6(a) of the Disclosure Schedule hereto.

                  (b) Without in any way limiting the representation and warranty set forth in Section 3.6(a) above, none of the Sellers has any unfunded Liabilities in connection with any workers' compensation, employers' liability, group health plan, retirement plan, pension plan or other employee benefit plan except as described in Section 3.6(b) of the Disclosure Schedule. The Sellers and the Parent hereby acknowledge and warrant that each of the Liabilities listed in Section 3.6(b) of the Disclosure Schedule will remain the obligation of the Sellers or the Parent.

         3.7 Legal Compliance.

                  (a) Except as set forth in Section 3.7(a) of the Disclosure Schedule, each of the Sellers and their Affiliates, as applicable, has complied with each Legal Requirement that is or was applicable to it or to the conduct or operation of the Business or the ownership or use of any of the Acquired Assets, except where the failure to so comply would not in the aggregate have a Material Adverse Effect on the Business.

                  (b) To the Knowledge of Sellers and Parent, no event has occurred or circumstance exists that (with or without notice or lapse of time or both) may constitute or result in a violation by any of the Sellers of, or a failure on the part of any of the Sellers to comply with, any Legal Requirement and no Proceeding, charge, complaint, claim, demand or notice has been filed or commenced against any of the Sellers alleging any failure so to comply.

                  (c) The Governmental Authorizations, licenses and permits listed in Section 3.7(c) of the Disclosure Schedule collectively constitute all of the Governmental Authorizations, licenses and permits necessary to permit the Sellers to lawfully conduct and operate the Business in the manner in which they currently conduct and operate the Business and to permit the Sellers to own and use their respective assets in the manner in which they currently own and use such assets other than Governmental Authorizations, licenses and permits the failure of which to have would not have a Material Adverse Effect on the Acquired Assets or the Business. All documentation and record keeping which the Sellers or any of them are required to perform under applicable Legal Requirements has been fully performed in all material respects in a timely manner, and at the Closing, each of the Sellers shall put the Buyer in possession of all such documentation and record keeping.

                  (d) None of the Sellers, and none of their officers, or to the Knowledge of Sellers and Parent, employees or independent contractors, is suspended or debarred from doing business with the U.S. Government or is the subject of a finding of nonresponsibility or ineligibility for U.S. Government contracting.

         3.8 Tax Matters.

                  (a) Each of the Sellers and the Parent has filed, caused to be filed or will file on a timely basis (including all applicable extension periods) all Tax Returns that are, were or will be required to be filed by or with respect to any of them, either separately or as a member of a group of corporations, as of the Closing Date, pursuant to applicable Legal Requirements. The Sellers have paid, or made provision for the payment of, all Taxes that are applicable to them that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Parent or any of the Sellers, except such Taxes, if any, as are listed in Section 3.8(a) of the Disclosure Schedule and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Base Balance Sheet. The unpaid Taxes of the Sellers: (i) did not, as of June 30, 2000, exceed the reserve for Tax Liability set forth on the face of the Base Balance Sheet; and (ii) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Parent and the Sellers in filing their Tax Returns. All Taxes due and payable by the Sellers (whether or not shown on any Tax Return) with respect to all periods (or partial periods) through the Closing Date have been paid or will be paid by the Sellers or the Parent. Except as set forth in Section 3.8(a) of the Disclosure Schedule, none of the Sellers or the Parent is currently the beneficiary of any extension of time within which to file any Tax Return. None of the Parent or the Sellers has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (b) Section 3.8(b) of the Disclosure Schedule lists all Tax Returns filed with respect to the Sellers and the Business for taxable periods that have not been barred by any federal or applicable state, local or foreign statute of limitations, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. Each such Tax Return filed with respect to the Sellers and the Business was true, correct and complete in all material respects. All deficiencies proposed as a result of such audits have been paid, reserved against, settled or, as described in
Section 3.8(a) to the Disclosure Schedule, are being contested in good faith by appropriate proceedings with adequate reserves provided therefor. Sellers have delivered or made available to the Buyer copies of the Tax Returns as indicated in Section 3.8(b) of the Disclosure Schedule.

                  (c) The Sellers have withheld and paid all Taxes required to be withheld, if any, and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

                  (d) There are no Tax liens on any assets of the Sellers, including but not limited to the Acquired Assets, and, to the Knowledge of the Sellers and Parent, no basis exists for the imposition of any such liens. Except as set forth in Section 3.8(d) of the Disclosure Schedule, no adjustment of or deficiency for any Tax or claim for additional Taxes has been proposed, Threatened, asserted or assessed against any of the Sellers or any member of any affiliated or combined group of which any of the Sellers is or was a member for which any of the Sellers could be liable. Except as set forth in Section 3.8(d) of the Disclosure Schedule, there are no audit examinations being conducted or Threatened, and there is no deficiency or refund litigation or controversy in progress or Threatened, with respect to any Taxes of the Parent (with respect to the Sellers, the Acquired Assets and the Business) or the Sellers or with respect to any Tax Returns previously filed by or on behalf of the Parent or the Sellers.

                  (e) To the Knowledge of the Sellers and Parent, no claim has ever been made by an authority in a jurisdiction where the Sellers do not file Tax Returns that any of the Parent (with respect to the Sellers, the Acquired Assets or the Business) or the Sellers is or may be subject to taxation by that jurisdiction. Section 3.8(e) of the Disclosure Schedule lists all of the jurisdictions in which the Sellers have ever been authorized to do business, owned or leased property, had employees, or employed capital.

                  (f) Except as set forth in Section 3.8(f) of the Disclosure Schedule, there is no Tax allocation or Tax sharing agreement that will require any payment by the Buyer or by the Sellers after the date of this Agreement.

                  (g) None of the Assumed Liabilities, if any, is an obligation to make a payment that will not be deductible under Code Section 280G.

         3.9 Properties; Acquired Assets.

                  (a) Section 3.9(a) of the Disclosure Schedule contains a true, complete and accurate list including the street address, complete legal description, and a list of all leases with respect thereto, of (i) all real property and interests therein owned by any of the Sellers (the "Owned Real Property"), and (ii) each item of real property leased, used or occupied by any of the Sellers or in which any of the Sellers has an interest (other than real property owned by any of the Sellers) (the "Leased Property"; and together with the Owned Real Property, the "Real Property"). Each of the Sellers has good and marketable, indefeasible, fee simple title to the Owned Real Property, and valid leasehold interests in the Leased Property. The Real Property is free and clear of all Encumbrances or restrictions on transfer except: (i) as reflected in the Base Balance Sheet, (ii) liens for Taxes not yet due and payable or being contested in good faith (and for which adequate accruals have been reserved on the Base Balance Sheet), and (iii) such imperfections of title and Encumbrances with respect to other properties as are not material in character, amount or extent, and which do not detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

                  (b) Except as set forth in Section 3.9(b) of the Disclosure Schedule, neither the whole nor any portion of the Real Property has been condemned, requisitioned, or otherwise taken by any public authority, nor to the Knowledge of Sellers or Parent has notice (whether oral or written) of any such condemnation, requisition, or taking been received by any of the Sellers or the Parent.

                  (c) Each of the Sellers has delivered to the Buyer true, correct and complete copies of the leases and subleases listed in Section 3.9(a) of the Disclosure Schedule. Except as set forth in Section 3.9(c) of the Disclosure Schedule, all leases of the Leased Property are in good standing and are valid, binding and enforceable in accordance with their respective terms, except as to enforceability that may be limited by bankruptcy, insolvency, reorganization or similar laws and general equitable principals. Sellers are not in default of any such lease and to the Knowledge of Sellers and Parent, there does not exist under any such lease any default or any event which with notice or lapse of time or both would constitute a default. There are no disputes, oral agreements or forbearance programs in effect as to any such lease or sublease. The Sellers have not received notice of any proceedings to impose any new Taxes or operating restrictions upon any of such properties or the Sellers' conduct of the Business therein.

                  (d) To the Knowledge of Sellers and Parent, the Facilities have no material defects, are in good operating condition and repair in all material respects, and, in the case of plants, buildings and other structures, are structurally sound.

                  (e) The Facilities have access to (i) public roads or valid easements over private streets or private property for such ingress to and egress from all such Facilities, and (ii) water supply, storm and sanitary sewer facilities, telephone, gas and electrical connections, fire protection, drainage and other public utilities, in each case as is necessary for the conduct of the Business as heretofore conducted. To the Knowledge of Sellers and Parent, none of the Facilities encroaches upon real property of another Person, and no structure of any other Person encroaches upon any of the Real Property.

                  (f) All Facilities have received all Governmental Approvals required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules and regulations in all material respects. To the Knowledge of Sellers and Parent, the Real Property and its continued use, occupancy and operation as is currently used, occupied and operated, does not constitute a nonconforming use under any applicable building, zoning, subdivision or other land use or similar Legal Requirement.

                  (g) The Acquired Assets constitute all of the properties and assets used in connection with the operation of the Business in the manner in which and to the extent to which the Business is currently being conducted. Except as set forth in Section 3.9(a) of the Disclosure Schedule, none of the tangible personal property included in the Acquired Assets is subject to any personal property or equipment leases. To the Knowledge of Sellers and Parent, each such tangible asset is free from defects (patent and latent) and, is in good operating condition and repair (subject to normal wear and tear) and is suitable for the purposes for which it presently is used. Except as set forth in
Section 3.9(a) of the Disclosure Schedule, good and valid title to, and valid leasehold interests in, the Acquired Assets shall vest in the Buyer, free and clear of all Encumbrances or restrictions on transfer.

                  (h) Except as set forth in Section 3.9(h) of the Disclosure Schedules, all of the Inventories are owned by Sellers free and clear of all Encumbrances. To the Knowledge of Sellers and Parent, except to the extent of reserves set forth in the Base Balance Sheet for slow-moving and/or obsolete inventory, all Inventories (a) are in good condition, and (b) are saleable or usable in the Ordinary Course of Business. None of the Inventories is held on consignment by the Sellers or any other Person or is subject to any repurchase or return agreement in favor of any Person. All of the Inventories are located at the Facilities or are in transit in the Ordinary Course of Business. Since June 30, 2000, the Inventories have not materially increased or decreased other than in the Ordinary Course of Business.

                  (i) Section 3.9(i) of the Disclosure Schedule sets forth (a) all tool and die owned by third parties and located at any Facility and the name, address and phone numbers of the Person owning such tool and die and (b) all tool and die of the Sellers located at a third party's locations, and the name, address, and phone number of such third party.

         3.10 Intellectual Property.

                  (a) Each of the Sellers owns or has the right to use pursuant to license, sublicense, agreement or permission all Intellectual Property necessary or desirable for the operation of the Business as presently conducted. Each such item of Intellectual Property owned or used by the Sellers immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions and in the same manner immediately subsequent to the Closing.

                  (b) None of the Sellers has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the directors and officers (and employees with responsibility for Intellectual Property matters) of any of the Sellers has ever received any written charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Sellers must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of Sellers and Parent, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Sellers.

                  (c) Except as set forth in Section 3.10 (c) of the Disclosure Schedule, neither of the Sellers owns any patents or patent registrations, issued or pending, nor do any of the Sellers hold any rights under patent licenses or patent agreements. None of the Sellers has granted any license, agreement, right or other permission to any third party with respect to its Intellectual Property, except as set forth in Section 3.10(c) of the Disclosure Schedule. The trade names transferred hereunder are Kratz-Wilde Machine Company and Apex Manufacturing (collectively, the "Trade Names"). The name Aviation Sales Manufacturing and any derivation thereof is not being transferred hereunder and shall not constitute a Trade Name for purposes of this Agreement; provided that Buyer may continue to use for a period of 60 days following the Closing Date printed literature and sales material, and sell any products, that are included in the Acquired Assets on the Closing Date that bear a name, phrase or logo incorporating such name, until the supplies thereof existing on the Closing Date have been exhausted; provided further that no invoices, purchase orders or sales or maintenance agreements with such name, phrase or logo may be used by Buyer at any time. With respect to each item of Intellectual Property required to be identified in Section 3.10(c) of the Disclosure Schedule:

                           (i) each of the Sellers possesses all right, title
and interest in and to its Intellectual Property, free and clear of any Encumbrance, license or other restriction;

                           (ii) the item is not subject to any outstanding
injunction, judgment, order, decree, ruling or charge;

                           (iii) no Proceeding, complaint, claim or demand is
pending or Threatened which challenges the legality, validity, enforceability, use or ownership of the item; and

                           (iv) none of the Sellers has agreed to indemnify any
Person for or against any interference, infringement, misappropriation or other conflict with respect to the item.

operation of the Business as presently conducted would not interfere with, infringe upon, misappropriate or otherwise come into conflict with, any Intellectual Property rights of third parties.

         3.11 Material Contracts. Section 3.11 of the Disclosure Schedule sets forth a true, complete, and correct list of each contract to which any of the Sellers is a party which is material to the Business or which results or could reasonably be expected to result in an annual payment to or by the Parent (in respect of the Business) or to or by any of the Sellers of at least $100,000.
Section 2.2(a) of the Disclosure Schedule sets forth a true, complete, and correct list of all the Assumed Contracts. Each of the Sellers has delivered to the Buyer true, complete and correct copies of each written Assumed Contract and a description of each oral Assumed Contract. With respect to each such Assumed Contract and except as disclosed in Section 3.11 of the Disclosure Schedule: (a) the Assumed Contract is legal, valid, binding, enforceable and in full force and effect; and (b) Sellers have performed in all material respects all obligations required to be performed by them under the Assumed Contracts and neither the Sellers nor, to the Knowledge of Sellers and Parent, any other party to the Assumed Contracts is in default thereunder. Except as set forth in Section 3.11 of the Disclosure Schedule, all such Assumed Contracts can be freely assigned to the Buyer without penalty or liquidated damages and the assignment of each such Assumed Contract shall be valid and binding on the applicable Sellers and the third party thereto. The writings evidencing all such Assumed Contracts constitute the substantive agreement between the parties as to the subject matter thereof, including, but not limited to, terms of price and quantity.

         3.12 Notes and Accounts Receivable. All accounts receivable of the Business are reflected properly on each of the Sellers' books and records, represent bona fide transactions and are not, to the Knowledge of the Sellers and the Parent, subject to setoffs or counterclaims and arose in the Ordinary Course of Business of the Sellers.

         3.13 Insurance. Section 3.13 of the Disclosure Schedule contains a complete and correct list of all insurance policies maintained by the Sellers or the Parent in respect of the Business as of the date hereof, all state insurance funds to which Sellers have paid in (and the period of such payments) and describes any self-insurance arrangements applicable to the Business and sets forth the following information with respect to each insurance policy:

                  (a) the name, address and telephone number of the agent;

                  (b) the name of the insurer, the name of the policyholder and the name of each covered insured;

                  (c) the policy number and the period of coverage;

                  (d) the scope (including an indication of whether the coverage was on a claims made, occurrence or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage;

                  (e) a description of any retroactive premium adjustments or other loss-sharing arrangements; and

                  (f) a loss run, as of the Closing Date, with respect to each such insurance policy.

         All such policies will remain in full force and effect up to the Closing Date. Notwithstanding anything to the contrary herein, Sellers or Parent shall continue to maintain tail coverage following the Closing Date for a period of four (4) years following the Closing Date with respect to potential product liability claims for products manufactured by Sellers prior to the Closing Date.

         3.14 Litigation. Section 3.14 of the Disclosure Schedule sets forth each instance in which any of the Sellers or the Parent with respect to any Sellers or the Business: (a) is subject to any outstanding injunction, judgment, order, decree, ruling or charge; or (b) is a party or, to the Knowledge of the Sellers and the Parent, is Threatened to be made a party to any Proceeding of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator.

         3.15 Employees.

                  (a) To the Knowledge of each of the Sellers and the Parent, no executive, key employee or group of employees has advised them that they plan to terminate their employment with any of the Sellers. None of the Sellers (or the Parent relating to the Business of the Sellers) is a party to or bound by, nor are any of their employees otherwise subject to, any collective bargaining agreement, nor have any of the Sellers experienced any strikes, grievances, claims of unfair labor practices or other collective bargaining disputes. The Sellers and the Parent do not have any Knowledge of any Threatened labor union organizational effort presently being made or having been made since Parent acquired the businesses constituting the Sellers.

                  (b) A true, complete and correct list of all of each of the Sellers' employees, set forth in Section 3.15(b) of the Disclosure Schedule, identifies the material terms of each employee's employment. Except as set forth in Section 3.15(b) to the Disclosure Schedule, the Sellers have paid all salaries, wages and benefits, including severance benefits, to which their respective employees are currently entitled, which they have earned and which are due and payable. From and after the Closing Date, Buyer shall be responsible for the payment of all severance benefits of the employees of Sellers who become employees of Buyer as of the Closing Date. The applicable Sellers and/or the Parent shall remain responsible for and shall retain any and all statutory and contractual Liabilities relating in any manner to the Sellers' employees, former employees, and their dependents and beneficiaries, arising in connection with events or circumstances incurred or existing on or prior to the Closing Date including, without limitation, the termination by Sellers of employment of any of the Sellers' employees and any bonus or other similar payment to employees or management related to divestiture of the Business, the Sellers or the Acquired Assets, unless, in the case of any such bonuses or other similar payments to employees and management such amounts are properly accrued on the Closing Balance Sheet.

                  (c) To the Knowledge of Sellers and Parent, no employee or former employee of any of the Sellers is in breach of any employment, confidentiality or non-competition agreement with any of the Sellers or the Parent, and no employee or former employee has misappropriated any Intellectual Property of any Person.

                  (d) To the Knowledge of Sellers and Parent, no employee or former employee of any of the Sellers, has procured or arranged for the procurement for any Person of any products and/or services that were not then available to customers through the Business in exchange for a fee or other form of compensation from such Person.

                  (e) Section 3.15(e) of the Disclosure Schedule lists all former salaried employees who have left the employment of the Sellers for any reason during the two (2) year period immediately prior to the date of this Agreement and as of the Closing including for each such employee the individual's name, title, approximate annual salary, date of departure, and reason for departure if the reason for such departure is known.

         3.16 Employee Benefits.

                  (a) Set forth in Section 3.16(a) of the Disclosure Schedule is a complete list of each Employee Benefit Plan that each of the Sellers maintains or to which the Sellers contribute:

                           (i) each such Employee Benefit Plan (and each related
trust, insurance contract or fund) has at all times through the date hereof complied in all material respects in form and in operation with the applicable requirements of ERISA, the Code and other applicable laws;

                           (ii) all required reports and descriptions due on or
before the Closing Date (including Form 5500 Annual Reports, Summary Annual Reports, PBGC-1s and Summary Plan Descriptions) have been, or will have been filed or distributed appropriately with respect to each such Employee Benefit Plan on or before the Closing Date. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Code Section 4980B have been met in all material respects with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan;

                           (iii) all contributions (including all employer
contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan which is an Employee Pension Benefit Plan and all contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Pension Benefit Plan or accrued in accordance with the past custom and practice of the Seller. All premiums or other payments due on or before the Closing Date for all periods ending on or before the Closing Date have been paid with respect to each such Employee Benefit Plan which is an Employee Welfare Benefit Plan;

                           (iv) No Employee Benefit Plan provides benefits,
including death or medical benefits, beyond termination of service or retirement other than (a) coverage mandated by law or (b) death or retirement benefits under an Employee Benefit Plan qualified under Section 401(a) of the Code. None of the Sellers or their ERISA Affiliates has made a written or oral representation to any current or former employee promising or guaranteeing any employer-paid continuation of medical, dental, life or disability coverage for any period of time beyond retirement or termination of employment;

                           (v) each such Employee Benefit Plan which is an
Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code Section 401(a);

                           (vi) the market value of assets under each such
Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors and assumptions applicable to an Employee Pension Benefit Plan; and

                           (vii) each of the Sellers has made available to the
Buyer correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report and all related trust agreements, insurance contracts and other funding agreements which implement each such Employee Benefit Plan.

                  (b) Except as disclosed in Section 3.16(b) of the Disclosure Schedule, with respect to each Employee Benefit Plan:

                           (i) no such Employee Benefit Plan is a Defined
Benefit Plan or Multiemployer Plan; and

                           (ii) to the Knowledge of Sellers and Parent there
have been no Prohibited Transactions with respect to any such Employee Benefit Plan. To the Knowledge of Sellers and Parent, no Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No Proceeding with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Sellers and the Parent, Threatened. To the Knowledge of the Sellers or the Parent there is no basis for any such Proceeding.

                  (c) Except as disclosed in Section 3.16(d) of the Disclosure Schedule, none of the Sellers maintains, has ever maintained or contributed to, and has ever been required to contribute to, any Employee Welfare Benefit Plan providing medical, health or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Code Section 4980B).

                  (d) The Sellers' and the Parent's execution of this Agreement and performance of the transactions contemplated by the Operative Documents do not and will not constitute an event under any Employee Benefit Plan that will result in any payment (whether as severance pay or otherwise), acceleration, vesting or increase in benefits with respect to any employee. No Employee Benefit Plan provides for "parachute payments" within the meaning of Section 280G of the Code.

         3.17 Environment, Health and Safety. Except as set forth in Section
3.17 of the Disclosure Schedule:

                  (a) Each of the Sellers, is and has been in compliance with all applicable Environmental, Health and Safety Laws, except where the failure to so comply would not, in the aggregate, have a Material Adverse Effect on the Business.

                  (b) The Sellers maintain all permits, licenses, certificates, approvals and authorizations of the registrations with and under the Environmental, Health and Safety Laws required for the operation of the business, except where the failure to maintain same would have a Material Adverse Effect on the Business. Such permits, licenses, and other Governmental Authorizations are currently in full force and effect, and a list of such permits, licenses and other Governmental Authorizations is set forth in Section 3.17(b) of the Disclosure Schedule.

                  (c) None of the Sellers has (i) generated, handled, manufactured, refined, transported, treated, stored, transferred, produced, or processed any Hazardous Material or any solid waste at any of the Facilities, any of the Acquired Assets, or any other property owned, leased, controlled, operated, or occupied at any time by any of the Sellers, except in compliance with all applicable Environmental, Health and Safety Laws, (ii) disposed of or released any Hazardous Material or any solid waste at any of the Facilities, any of the Acquired Assets, or any other property owned, leased, controlled, operated, or occupied at any time by any of the Sellers, or (iii) transported any Hazardous Material to, or arranged with a third party for the treatment, storage, disposal, or transport of any Hazardous Material at or to, any site, except in compliance with all applicable Environmental, Health and Safety Laws.

                  (d) The Sellers have not released, or caused or allowed any release or threatened release of, any Hazardous Materials on, in, under, adjacent to or affecting any of the Facilities, any of the Acquired Assets, or any other property owned, leased, controlled, operated, or occupied at any time by any of the Sellers and to the Knowledge of Sellers and

Parent there is not, and has not been, any release or threatened release, or, except in compliance with all applicable Environmental, Health and Safety Laws, any presence of any Hazardous Material on, in, under, adjacent to, or affecting any of the Facilities, any of the Acquired Assets, or any other property owned, leased, controlled, operated, or occupied at any time by any of the Sellers. None of the Facilities, none of the Acquired Assets, and no other property owned, leased, controlled, operated, or occupied at any time by any of the Sellers is listed, or to the Knowledge of Sellers and Parent, proposed for listing, on the National Priorities List under the Comprehensive Environmental Response. Compensation and Liability Act ("CERCLA") or the CERCLA Information System List or on any state list of contaminated properties.

                  (e) No aboveground or underground storage tank, asbestos or asbestos-containing material in any form or condition, material, or equipment containing polychlorinated biphenyls, landfill, surface impoundment, or disposal area (i) to the Knowledge of Sellers and Parent, exists at any of the Facilities or any of the Acquired Assets, (ii) to the Knowledge of the Sellers and the Parent, existed at any other property owned, leased, controlled, operated, or occupied at any time by any of the Sellers during or prior to the period of such ownership, lease, control, operation, or occupancy, or (iii) is being or has at any time been used by any of the Sellers.

                  (f) (i) None of the Sellers has: (A) entered into or been, to the Knowledge of Sellers and Parent, subject to any consent decree, compliance order, or administrative order with respect to the Business, any of the Facilities, any of the Acquired Assets, or any other property owned, leased, controlled, operated, or occupied at any time by any of the Sellers; (B) received notice under the citizen suit provision of any Environmental, Health and Safety Law in connection with the Business, any of the Facilities, any of the Acquired Assets, or any other property owned, leased, controlled, operated, or occupied at any time by any of the Sellers; (C) received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim relating to Environmental, Health and Safety Laws with respect to the Business, any of the Facilities, any of the Acquired Assets, or any other property owned, leased, controlled, operated, or occupied at any time by any of the Sellers; (D) received any written or oral notice, report, or other information regarding any actual or alleged violation of any Environmental, Health and Safety Law, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial, or corrective obligations, arising under any Environmental, Health and Safety Law with respect to the Business, any of the Facilities, any of the Acquired Assets, or any other property owned, leased, controlled, operated, or occupied at any time by any of the Sellers, or (E) been Threatened or, to the Knowledge of Sellers and Parent, subject to any enforcement action with respect to the Business, any of the Facilities, any of the Acquired Assets, or any other property owned, leased, controlled, operated, or occupied at any time by any of the Sellers.

                           (ii) No matters or actions of the types specified in

Section 3.17(f)(i) are pending or Threatened against or with respect to the Business, any of the Facilities, any of the Acquired Assets, or any other property owned, leased, controlled, operated, or occupied at any time by any of the Sellers.

                  (g) None of the Sellers has, either expressly or by operation of law, assumed or undertaken any liability of any other Person relating to any Environmental, Health and Safety Law, including without limitation (i) liability for investigatory, remedial, or corrective action, or (ii) liability arising out of or relating to the Business, any of the Facilities, any of the Acquired Assets, any other property owned, leased, controlled, operated, or occupied at any time by any of the Sellers, or any property or activity of a predecessor of any of the Sellers.

                  (h) None of the Sellers has asserted, at any time and against any Person, a claim arising out of or relating to any Environmental, Health and Safety Law, pursuant to (i) the indemnification or provisions of the Asset Purchase Agreement by and between Kratz-Wilde Machine Company and Aviation Sales Company, dated September 30, 1997, (ii) the indemnification or other provisions of the Stock for Asset Purchase Agreement by and among Aviation Sales Company, AVS/AMI Merger Corp., Apex Manufacturing, Inc. and the shareholders of Apex Manufacturing, Inc. dated December 31, 1997, or (iii) any other Environmental, Health and Safety Law, contractual provision or legal theory, including without limitation a claim with respect to the Business, any of the Facilities, any of the Acquired Assets, any other property owned, leased, controlled, operated, or occupied at any time by any of the Sellers, or any property or activity of a predecessor of any of the Sellers.

                  (i) No lien has been publicly filed on any of the Facilities, any of the Acquired Assets, or any other property owned, leased, controlled, operated, or occupied at any time by any of the Sellers, by any Governmental Body in connection with the release, threatened release, or presence in the Environment of any Hazardous Material.

         3.18 No Bribes, Illegal Payments. To the Sellers' and Parent's Knowledge, no officer, partner, employee or agent of the any of the Sellers has directly or indirectly given or agreed to give any gift, contribution, payment or similar benefit to any supplier, customer, governmental employee or other Person who was, is or may be in a position to help or hinder any of the Sellers, the Business or which could subject any of the Sellers or the Buyer to any damage or penalty in any Proceeding. To the Knowledge of Sellers, no officer, partner, employee or agent of any of the Sellers has: (i) established or maintained any unrecorded fund or asset for any purpose; or (ii) made any knowingly false entries on any books or records furnished in connection herewith to the Buyer.

         3.19 Solvency. Each of the Sellers and Parent is solvent and, after the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement, will be solvent.

         3.20 Brokers' Fees. Except as set forth in Section 3.20 of the Disclosure Schedule, none of the Sellers or Parent has any Liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by the Operative Documents, and there are no such fees or commissions incurred by or on behalf of the Sellers or Parent for which the Buyer could become liable or obligated.

         3.21 Transactions with Affiliates; Conflicts of Interest. Except as set forth in Section 3.21 of the Disclosure Schedule, no director, officer, or to the Knowledge of the Sellers and Parent, employee of any of the Sellers or their respective Affiliates, is a party to any transaction with any of the Sellers, including any contract agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to, any such person or firm.

                                   ARTICLE 4

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         As a material inducement to each of the Sellers and the Parent to enter into Operative Documents and to consummate the transactions contemplated thereunder, the Buyer represents and warrants to each of the Sellers and the Parent that each of the statements contained in this Article 4 (and in the applicable Sections of the Disclosure Schedule) is true and correct as of the date of this Agreement and will be true and correct in all material respects at and as of the Closing.

         4.1 Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has full power and authority to carry on its business as it is now being conducted.

         4.2 Authorization of Transaction. The execution, delivery and performance of the Operative Documents by the Buyer and the performance by the Buyer of the transactions contemplated thereby shall have been duly authorized and approved by all necessary corporate proceedings of the Buyer. This Agreement has been duly executed and delivered by the Buyer and constitutes a valid and binding agreement of the Buyer, enforceable against the Buyer in accordance with its terms subject to applicable bankruptcy, insolvency and other laws affecting creditors' rights generally, public policy and equitable principles generally. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver the Operative Documents and to perform its obligations thereunder.

         4.3 Noncontravention. The execution and delivery of the Operative Documents by the Buyer, and the consummation of the transactions contemplated thereby (including the assignments and assumptions referred to in Article 2 above), (a) will not violate any provision of the Certificate of Incorporation or Bylaws of the Buyer, (b) will not violate any statute, rule, regulation, order or decree of any Governmental Body by which the Buyer or any of its properties or assets is bound, and (c) will not result in a violation or breach of, or constitute a default under, any license, franchise, permit, indenture, agreement or other instrument to which the Buyer is a party, or by which the Buyer or any of its properties or assets is bound, excluding from the foregoing clauses (b) and (c) violations, breaches or defaults which, in the aggregate, would not prevent the Buyer from performing its obligations under the Operative Documents or consummation of the transactions contemplated thereby. Except as set forth in Section 4.3 of the Disclosure Schedule, the Buyer does not need to give any notice to, make any filing with, or obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of the transactions contemplated hereby and by the Operative Documents. Except for filings required under the HSR Act, the Buyer is not and will not be required to make any filing or registration with, or obtain any Consent from, any Person in connection with the execution and delivery of this Agreement and the consummation or performance of the transactions contemplated hereby and by the Operative Documents.

         4.4 Proceedings. There is no Proceeding pending or, to the Knowledge of the Buyer, Threatened against the Buyer, that would have a Material Adverse Effect on the Buyer's ability to perform its obligations under the Operative Documents.

         4.5 Brokers or Finders. No agent, broker or Person acting on behalf of the Buyer is, or will be, entitled to any commission or broker's or finder's fee from the Buyer or any of its Affiliates in connection with any of the transactions contemplated by the Operative Documents.

                                   ARTICLE 5

                              PRE-CLOSING COVENANTS

         The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

         5.1 General. Each of the Parties will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by the Operative Documents (including satisfaction, but not waiver, of the Closing conditions set forth in Article 7 below).

         5.2 Notices and Consents; Governmental Authorizations.

                  (a) The Parent and the Sellers will give any notices to third parties, and will obtain any Consents, that the Buyer reasonably may request in connection with the matters referred to in Section 3.3 above and/or to effect transfers of the Assumed Contracts. Each of the Parties will give any required notices, make any filings with, and use its reasonable best efforts to obtain any Governmental Authorizations in connection with the matters referred to in Sections 3.3, 3.11 and 4.3 above.

                  (b) Each of the Parties will promptly, and in any event within two business days of the execution and delivery of this Agreement, make all filings or submissions as are required under the HSR Act. Buyer, on the one hand, and the Sellers and the Parent, on the other hand, will promptly furnish to the other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act.

                  (c) Each of the Parties shall promptly inform the other of any material communication from the Federal Trade Commission, the United States Department of Justice or any governmental body with respect to the transactions contemplated by this Agreement.

         5.3 Operation of Business. Between the Effective Date and the Closing Date (or the date of termination of this Agreement under Article 8), the Sellers will not: (a) declare, set aside or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase or otherwise acquire any of its capital stock; or (b) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3.5 above.

         5.4 Preservation of Business. Each of the Sellers will use its reasonable best efforts to keep the Business and properties substantially intact, including the Sellers' present operations, physical facilities, goodwill, working conditions and relationships with lessors, licensors, suppliers, customers and employees.

         5.5 Full Access. Until termination of this Agreement or Closing pursuant to the terms hereof, each of the Sellers will permit representatives of the Buyer to have full access during normal business hours and upon reasonable notice to all premises, properties, personnel, books, records (including Tax records), contracts and documents of or pertaining to the Business; provided however, that any such access shall be allowed only in such manner as not to interfere unreasonably with the operations of Sellers' business.

         5.6 Notice of Developments. Each Party will give prompt written notice to the other Party of any material adverse development causing a breach of any of its own representations and warranties in Article 3 and Article 4, as the case may be. No disclosure by any Party pursuant to this Section 5.6, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

         5.7 Exclusivity. Until termination of this Agreement or Closing pursuant to the terms hereof, the Sellers and the Parent will not: (a) solicit, initiate, accept or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of any of the Business (including any acquisition structured as a merger, consolidation or share exchange); or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek to do any of the foregoing. The Sellers will notify the Buyer immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing.

         5.8 Confidentiality Agreement. The Confidentiality Agreement, dated March 6, 2000, between Buyer and Parent shall continue in full force and effect until the Closing Date.

                                   ARTICLE 6

                       COVENANTS WHICH SURVIVE THE CLOSING

         6.1 Non-Competition and Non-Solicitation Covenants. Except with Buyer's prior written consent, for a period of three (3) years from the Closing Date, Sellers, Parent and their respective subsidiaries shall not:

                  (a) directly or indirectly, own, manage, operate, control or participate in any manner in the ownership, management, operation or control of, or aid or assist anyone or otherwise own an interest in a business involved in the fabrication and machining of complex parts, components and assemblies for sale to original equipment manufacturers in the aerospace industry of the type currently manufactured and sold by the Sellers. Notwithstanding the foregoing, this provision shall not apply to the operations or activities of any party that acquires Parent or any of the Parent's subsidiaries in the future.

                  (b) directly or indirectly, recruit, employ as a result of any such recruitment, or otherwise seek to induce to leave Buyer's employment by any means any person who was employed by any of the Sellers, the Buyer or any of their respective Affiliates, at any time during the two (2) years immediately preceding the date of such recruitment or solicitation, to terminate his or her employment, to violate any agreement with or duty to the Buyer or any Affiliate of the Buyer, or to hire any such employee.

                  (c) directly or indirectly, solicit or encourage any Person who is a customer or supplier of the Buyer or any of its Affiliates to terminate its relationship with the Buyer or any of its Affiliates. Notwithstanding the foregoing, Parent and its subsidiaries may engage in business activities with customers and suppliers of the Buyer and its Affiliates in businesses which do not violate the provisions of Section 6.1(a).

                  (d) The Parties acknowledge and agree that, because legal remedies may be inadequate in the event of a breach of, or other failure to perform, any of the covenants and obligations set forth in this Section 6.1, the non-breaching Party may, in addition to obtaining any damages available to it, enforce this Section 6.1 by injunction and other equitable remedies. The Sellers and the Parent also acknowledge and agree that no breach by a Party of, or other failure by such Party to perform, any of its covenants and obligations under any of the Operative Documents or otherwise shall relieve the other Party of any of its obligations under this Section 6.1.

                  (e) (i) Each of Sellers and Parent shall request any Persons (other than the Buyer) with which any of them has a confidentiality agreement in connection with the sale of the Business (the "Third Party Confidentiality Agreements") to return or destroy all confidential information provided under such agreements; and (ii) each of Sellers and Parent shall use its commercially reasonable best efforts to enforce any non-solicitation provisions in the event of a breach thereof of which it has Knowledge contained in any Third Party Confidentiality Agreements to the fullest extent provided by law.

                  (f) The Parties agree that the provisions set forth in this
Section 6.1, including without limitation as to duration and geographic scope, are reasonable to protect the legitimate interests of the Parties and the goodwill associated with the Business prior to the Closing. The provisions of this Section 6.1 are severable, and in the event that any provision hereof should, for any reason, be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision hereof, and such invalid or unenforceable provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

         6.2 Further Assurances. Each of the Parties hereto, upon the request from time to time of any other Party hereto and without further consideration, will do each and every act and thing as may be necessary or reasonably requested to consummate the transactions contemplated hereby (including, without limitation, the orderly transfer to the Buyer of the Acquired Assets and assumption by the Buyer of the Assumed Liabilities), including without limitation: (i) executing, acknowledging and delivering assurances, assignments and other documents and instruments, furnishing information and copies of documents, books and records (including without limitation Tax records); (ii) filing reports, returns, applications, filings and other documents and instruments with governmental authorities; and (iii) cooperating with each other Party hereto in exercising any right or pursuing any claim, whether by litigation or otherwise, other than rights and claims running against the Party from whom or which such cooperation is requested. This Section 6.2 shall survive the Closing for an unlimited period of time.

         6.3 Disclosure of Breach or Futility. If, prior to Closing, any Party acquires knowledge of: (a) a material misrepresentation or material breach by any other Party; or (b) an event, occurrence or circumstance making satisfaction of a condition in Section 7.1 or 7.2 hereof unlikely, the Party acquiring such knowledge shall give prompt written notice thereof to each other Party in sufficient detail to permit a reasonable analysis thereof. Any due diligence undertaken by the Buyer hereunder shall not diminish the Buyer's right to rely upon the representations, warranties and agreements of the Sellers and the Parent in this Agreement.

         6.4 Transition Services. At the Closing, the Parties shall enter into a mutually agreeable Transition Services Agreement covering the period between the Closing Date and December 31, 2000, which agreement shall be substantially in the form attached hereto as

Exhibit H.

         6.5 Offers of Employment. The Buyer shall offer employment, commencing on the Closing Date, to all employees of the Sellers employed in the Business. Such employment offers will include compensation and benefits for the work force as a whole no less favorable in the aggregate than the compensation and benefits provided by the Sellers to the work force as a whole immediately prior to the Closing. All such employees shall be offered immediate participation in health plans of the Buyer, and no preexisting condition exclusions shall be applicable to employees electing immediate participation in the Buyer's health plans. All of such employees' periods of service with the Sellers shall be counted in determining their entitlement to vacation, short term disability and long term disability with the Buyer. The Sellers shall cooperate with the Buyer in having all of the Sellers' health plans, and any contracts which constitute party of such plans, assumed by the Buyer. The Sellers shall not attempt to retain any of the employees to whom the Buyer has offered employment or in any way interfere with the Buyer's attempts to employ such individuals.

         6.6 Post-Closing Retention of Records. For a period of not less than six (6) years after the Closing Date, the Buyer shall preserve and retain all corporate, accounting, legal, auditing and other books and records pertaining to the Acquired Assets; provided, however, such six (6) year period shall be extended in the event that any Proceeding has been commenced or is pending or Threatened at the expiration of such six (6) year period and such extension shall continue until any such Proceeding has been settled or resolved with finality or is no longer pending or Threatened. Notwithstanding the foregoing, from and after three (3) years following the Closing Date, the Buyer may discard or destroy any of such books and records prior to the end of such six (6) year period or period of extension if the Buyer has given the Sellers at least sixty
(60) days prior written notice of the Buyer's intent to discard or destroy such books and records and has given the Sellers the opportunity to take possession of any or all of such books and records within said sixty (60) day period. The Buyer shall afford each of the Sellers and its representatives reasonable access during normal business hours to, and the right to make copies of, all such books and records, for any legitimate purpose (including, without limitation, in connection with the preparation, documentation and/or handling of any financial statements, tax returns, tax audits, reports to governmental or regulatory agencies, litigation, disputes, claims or controversies).

         6.7 Use of Trade Names. Each of the Sellers and the Parent agrees that, from and after the Closing, it will not use the Trade Names or any variation or variations thereof on any item disseminated to the public. From and after the Closing, the Buyer and its Affiliates shall have the exclusive right to use the Trade Names in connection with the Business. Effective as soon as practicable following the Closing, the Parent, as the sole shareholder of the Sellers, shall cause the Sellers to take all necessary action to change their corporate, assumed and trade names in their states of incorporation and in all states in which they are authorized to transact business on the Closing Date to a name that does not contain any words similar to the Trade Names. This Section 6.7 shall survive the Closing for an unlimited period of time.

         6.8 Bulk Sales Laws. Buyer hereby waives compliance by each of the Sellers, in connection with the transactions contemplated hereby, with the provisions of any applicable bulk sales or bulk transfer law. Each of the Sellers agrees to indemnify and hold Buyer harmless from any claims relating to the failure to comply with such laws.

         6.9 WARN Act. Buyer will be responsible for complying with the provisions of the Worker Adjustment and Retraining Notification Act with respect to any termination of employees of Sellers who are hired by Buyer in accordance with Section 6.5.

                                   ARTICLE 7

                        CONDITIONS TO OBLIGATION TO CLOSE

         7.1 Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) The representations and warranties set forth in Article 3 above that are qualified as to materiality shall be true and correct in all respects and any such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case at and as of the Closing Date as if made on the Closing Date, except for representations and warranties which speak as of a specific date or time other than the Closing Date which need only be true as of such date or time.

                  (b) The Parent and each of the Sellers shall have performed and complied with all of its covenants hereunder in all material respects to be performed on or prior to the Closing.

                  (c) The Parent and each of the Sellers shall have procured all third party consents specified in Section 5.2 above or otherwise needed to permit the transfer and/or novation of the Assumed Contracts.

                  (d) The Parties shall have procured with finality all Governmental Authorizations necessary or appropriate for the consummation of the transactions contemplated by the Operative Documents. All notification filings required to be made under the HSR Act shall have been made, all applicable waiting periods thereunder shall have expired or been terminated without any request from any appropriate Governmental Body for additional information or, if additional information has been requested, all applicable extended waiting periods shall have expired; provided, however, that the Buyer may not rely on the condition set forth in this Section 7.1(d) if the failure to obtain the requisite approvals or clearances under the HSR Act is a result of the Buyer's failure to take all necessary action.

                  (e) No Material Adverse Effect on the Business shall have occurred after the Effective Date.

                  (f) No Proceeding shall be pending or Threatened wherein an unfavorable injunction, judgment, order, decree, ruling or charge would: (i) prevent consummation of any of the transactions contemplated by this Agreement;
(ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation; or (iii) affect adversely the right of the Buyer to own the Acquired Assets and to operate the Business (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

                  (g) The Parent and the Sellers shall have paid and discharged or provided for the removal of all liens on the Acquired Assets upon payment in full at Closing of the Cash Purchase Price, except for such liens as are expressly assumed by the Buyer as more particularly set forth in Section 2.2(a) of the Disclosure Schedule hereto.

                  (h) The Sellers shall have taken the physical count of the Inventories in accordance with the provisions of Section 2.3(c)(i) above.

                  (i) The Parent and each of the Sellers shall have delivered to the Buyer a certificate signed by an authorized officer of such Seller dated the Closing Date to the effect that each of the conditions specified in Subsections 7.1(a)-(h) have been satisfied in all respects.

         The Buyer may waive any condition specified in this Section 7.1 if it executes a writing so stating at or prior to the Closing.

         7.2 Conditions to Obligation of the Sellers. The obligation of the Parent and each of the Sellers to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (a) The representations and warranties set forth in Article 4 above that are qualified as to materiality shall be true and correct in all respects and any such representations and warranties that are not so qualified shall be true and correct in all material respects, in each case at and as of the Closing Date as if made on the Closing Date, except for representations and warranties that speak as of a specific date or time other than the Closing Date which need only be true and correct as of such date or time.

                  (b) The Buyer shall have performed and complied with all of its covenants hereunder in all material respects required to be performed on or prior to the Closing.

                  (c) No Proceeding shall be pending or Threatened wherein an unfavorable injunction, judgment, order, decree, ruling or charge would: (i) prevent consummation of any of the transactions contemplated by this Agreement; or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

                  (d) The Buyer shall have delivered to each of the Parent and each of the Sellers a certificate signed by an authorized officer of the Buyer to the effect that each of the conditions specified in subsections 7.2(a)-(c) has been satisfied in all respects.

         Each of the Sellers may waive any condition specified in this Section
7.2 if it executes a writing so stating at or prior to the Closing.

                                   ARTICLE 8

                                   TERMINATION

         8.1 Termination of Agreement. The Parties may terminate this Agreement as expressly provided below:

                  (a) The Buyer, on the one hand, and the Sellers and the Parent, on the other hand, may terminate this Agreement by mutual written consent at any time prior to the Closing.

                  (b) The Buyer may terminate this Agreement by giving written notice to the Sellers and the Parent at any time prior to the Closing: (i) in the event the Parent or any Seller has breached any representation, warranty or covenant contained in this Agreement in any material respect; or (ii) if the Closing shall not have occurred on or before the Closing Date, by reason of the failure of any condition precedent under Section 7.1 hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty or covenant contained in this Agreement).

                  (c) The Parent or the Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing: (i) in the event the Buyer has breached any representation, warranty or covenant contained in this Agreement in any material respect; or (ii) if the Closing shall not have occurred on or before the Closing Date, by reason of the failure of any condition precedent under Section 7.2 hereof including, without limitation, payment of the Initial Purchase Price (unless the failure results primarily from the Sellers or Parent breaching any representation, warranty or covenant contained in this Agreement).

                  (d) Either the Buyer, on the one hand, or the Sellers and Parent, on the other hand, may terminate this Agreement if the Closing has not occurred by September 30, 2000.

         8.2 Effect of Termination. Each Party's right of termination under
Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not constitute an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the Parties under this Agreement will terminate except that the obligations in
Section 10.1 (Press Releases) and Section 10.11 (Expenses) will survive; provided, however, that if this Agreement is terminated by a Party because one or more conditions to the terminating Party's obligations under this Agreement is not satisfied as a result of the other Party's failure to comply with its obligations under this Agreement, the terminating Party's right to pursue all legal remedies will survive such termination unimpaired.

                                   ARTICLE 9

                                 INDEMNIFICATION

         9.1 Survival of Representations. The parties hereto agree that all representations, warranties and covenants made in the Operative Documents shall survive for a period of eighteen (18) months after the Closing Date and shall not be extinguished by the Closing or any investigation made by or on behalf of any Party hereto. Notwithstanding the foregoing, (a) the representations and warranties set forth in Sections 3.1, 3.2, 4.1, and 4.2, shall survive indefinitely, (b) the representations and warranties set forth in Sections 3.8,
3.16 and 3.17 shall survive until the applicable statute of limitations has expired; (c) the covenants and agreements set forth in Sections 6.2 and 6.7 shall survive indefinitely; (d) the covenants set forth in Sections 6.1 and 6.6 shall survive for the time periods set forth therein; (e) the provisions of this
Article 9 shall survive indefinitely; and (f) any representation, warranty or covenant for which a timely action, proceeding or claim is made pursuant to the provisions of this Article 9 shall survive beyond the applicable period provided for herein until any such action, proceeding or claim is finally determined and paid in full.

         9.2 Indemnification of the Buyer.

         Each of the Sellers and the Parent agree, jointly and severally, to indemnify and hold harmless the Buyer and its Affiliates and their respective directors, officers and employees (the "Buyer Indemnitees") from and against (a) any and all payments, damages, claims, demands, losses, expenses, costs, obligations and liabilities, including reasonable attorneys' fees, which may be asserted against or sustained or incurred by the Buyer Indemnitees in connection with, arising out of or related to (i) any inaccuracy in, misrepresentation, breach or alleged breach of any of the representations, warranties, agreements, commitments, obligations, covenants or conditions made by the Sellers or the Parent hereunder; (ii) the Excluded Liabilities; (iii) the Excluded Assets, (iv) the failure of the transfer and assignment of the Acquired Assets from the Sellers to the Buyer to cause the Buyer to acquire good and marketable title to the Acquired Assets, free and clear of any Encumbrances unless such failure is caused by the action of the Buyer; or (v) any claim made, or any action brought, by any Person relating to any of the Sellers' operation of the Business prior to the Closing Date; and (b) any and all costs and expenses (including, but not limited to, reasonable legal expenses) incurred by the

Buyer Indemnitees in connection with the enforcement of their respective rights hereunder.

         9.3 Indemnification of the Sellers and the Parent. The Buyer agrees to indemnify and hold harmless the Parent and each of the Sellers and their Affiliates and their respective directors, officers and employees (the "Sellers Indemnitees") from and against (a) any and all payments, damages, claims, demands, losses, expenses, costs, obligations and liabilities, including reasonable attorneys' fees, which may be asserted against or sustained or incurred by the Sellers Indemnitees in connection with, arising out of or related to (i) the Assumed Liabilities, (ii) the Acquired Assets, (iii) arising out of the operation of the Business by the Buyer after the Closing Date, or
(iv) any inaccuracy in, misrepresentation, breach or alleged breach of any of the representations, warranties, agreements, commitments, obligations, covenants or conditions made by the Buyer hereunder; and (b) any and all costs and expenses (including, but not limited to, reasonable legal expenses) incurred by the Sellers Indemnitees in connection with the enforcement of their respective rights hereunder.

         9.4 Procedure for Indemnification. Any Party making a claim for indemnification hereunder (the "Indemnitee") shall promptly notify the indemnifying Party (the "Indemnifying Party") of the claim in writing, describing the claim, the amount thereof, and the basis therefor. The Indemnifying Party shall respond to each such claim within thirty (30) days of receipt of such notice. No action shall be taken pursuant to the provisions of this Agreement or otherwise by the Indemnitee until the later of (a) the expiration of the thirty (30) day response period (unless reasonably necessary to protect the rights of the Indemnitee), or (b) thirty (30) days following the receipt of a response within such thirty (30) day period by the Indemnitee requesting an opportunity to cure the matter giving rise to indemnification (and, in such event, the amount of such claim for indemnification shall be reduced to the extent so cured within such thirty (30) day cure period). If such demand is based on a claim by a third party, the Indemnifying Party shall have the right to assume the entire control of the defense, compromise or settlement thereof, including at its own expense, employment of counsel reasonably satisfactory to the Indemnitee, and, in connection therewith, the Indemnitee shall cooperate fully to make available to the Indemnifying Party all pertinent information under its control. The Indemnifying Party shall not concede, settle or compromise any such third-party claim without the consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. No claim for indemnification resulting from the breach or falsity of any of the representations or warranties set forth herein or in any certificate or other instrument delivered pursuant hereto shall be made after a date on which such representation, warranty or agreement shall have expired under the provisions of
Section 9.1 hereof.

         9.5 Limitations on Indemnity Obligations. Except as set forth in the penultimate sentence of this Section, the Indemnifying Party shall have no obligation to pay any claim for indemnification hereunder unless and until the aggregate amount of all such claims exceeds Seven Hundred Thousand Dollars ($700,000) (the "Threshold Indemnity Amount"). In the event the aggregate amount of all claims for which an Indemnified Party seeks indemnification hereunder exceeds the Threshold Indemnity Amount, the Indemnifying Party or Parties shall be liable for the entire indemnity amount with respect to such aggregated claims, including the Threshold Indemnity Amount, up to a maximum amount equal to the Final Purchase Price. Notwithstanding the foregoing, the limitations set forth in this Section 9.5 shall not apply to any claims for indemnification made pursuant to this Article 9 (a) by any of the Buyer Indemnitees with respect to the Excluded Assets or Excluded Liabilities, or (b) by any of the Sellers Indemnitees with respect to the Assumed Liabilities or Acquired Assets; provided that the Threshold Indemnity Amount and the maximum amount of claim for indemnification set forth herein shall not apply in the case of fraud or an intentional misrepresentation or intentional breach of warranty, covenant or agreement. For purpose this Article 9 the existence of, and the dollar amount of, any breach of any representation or warranty shall be determined without regard to any qualification in such individual representation or warranty to materiality.

         9.6 Treatment of Indemnification Payments. Any payment by an Indemnifying Party under this Article 9 will be an adjustment to the Final Purchase Price unless a determination (as defined in Section 1313 of the Code) with respect to the Indemnitee causes any such payment not to constitute an adjustment to the Final Purchase Price for United States Federal income tax purposes.

                                   ARTICLE 10

                                  MISCELLANEOUS

         10.1 Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior approval of the other Party; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or the rules of any self-regulatory organization to which it is subject (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

         10.2 No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         10.3 Entire Agreement. This Agreement together with all other Operative Documents constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements or representations by or between the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

         10.4 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may: (a) assign any or all of its rights and interests hereunder to one or more of its Affiliates; and (b) designate one or more of its Affiliates to perform its obligations hereunder (in which case the Buyer nonetheless shall remain responsible for and shall guaranty the performance of all of its obligations hereunder).

         10.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         10.6 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.7 Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

            If to each of the Sellers
            and  the Parent:               Aviation Sales Company
                                           3701 Flamingo Road

                                           Miramar, Florida  33027
                                           Attention:  President
                                           Facsimile:  954-538-6775

            with a copy to:                Akerman, Senterfitt & Eidson, P.A.
                                           One Southeast Third Avenue
                                           Miami, Florida  33131
                                           Attention:  Philip B. Schwartz, Esq.
                                           Facsimile:  305-374-5095

            If to the Buyer:               Barnes Group Inc.
                                           123 Main Street
                                           P.O. Box 489
                                           Bristol, CT  06011-0489
                                           Attention:  Vice President,
                                                       Corporate Development

                                           Facsimile:  860-582-3228

                  with a copy to:          Barnes Group Inc.
                                           123 Main Street
                                           P.O. Box 489
                                           Bristol, CT  06011-0489
                                           Attention:  Senior Vice President,
                                           General Counsel and Secretary
                                           Facsimile:  860-585-5396

         Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, U.S. mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to its conflict of laws principles.

         10.9 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         10.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         10.11 Expenses. Whether or not this Agreement is consummated, each of the Buyer, the Sellers, and the Parent will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Buyer, on the one hand, and the Sellers and Parent, on the other hand, shall split, on a 50/50 basis, the filing fee for the notification filing(s) under the HSR Act with respect to the transactions contemplated by the Operative Documents.

         10.12 Joint Effort. The provisions of this Agreement have been examined, negotiated and revised by counsel for each Party, and no implication shall be drawn against any Party by virtue of the drafting of this Agreement.

         10.13 Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         10.14 Specific Performance. Each of the Parties acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that, unless otherwise expressly set forth herein, the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter, in addition to any other remedy to which it may be entitled, at law or in equity.

                         SIGNATURES APPEAR ON NEXT PAGE

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized officers as of the date first written above.

THE BUYER:                                 THE SELLERS:

BARNES GROUP INC.                          AVIATION SALES MANUFACTURING COMPANY

By: /s/ Philip A. Goodrich                 By:   /s/ Dale S. Baker
    ----------------------                       -----------------
Title:  Vice President,                    Title:   Chairman
           Corporate Development           Name: Dale S. Baker
Name: Philip A. Goodrich

                                           AVS/KRATZ-WILDE MACHINE COMPANY

                                           By: /s/ Dale S. Baker
                                               -----------------
                                           Title:   Chairman
                                           Name: Dale S. Baker

                                           APEX MANUFACTURING, INC.

                                           By: /s/ Dale S. Baker
                                               -----------------
                                           Title:   Chairman
                                           Name: Dale S. Baker

                                           THE PARENT:

                                           AVIATION SALES COMPANY

                                           By: /s/ Dale S. Baker
                                               -----------------
                                           Title:   President
                                           Name: Dale S. Baker